Exhibit 99.1

Equinix Reports Second Quarter 2010 Results

  Reported revenues of $296.1 million, a 19% increase over the previous quarter and a 39% increase over the same quarter last year
  Reported adjusted EBITDA of $132.2 million, a 13% increase over the previous quarter and a 33% increase over the same quarter last year
  Tightened 2010 annual revenue guidance to $1,225.0 million to $1,235.0 million and increased 2010 adjusted EBITDA guidance to $535.0 million to $540.0 million

FOSTER CITY, Calif.--(BUSINESS WIRE)--July 28, 2010--Equinix, Inc. (Nasdaq:EQIX), a provider of global data center services, today reported quarterly results for the quarter ended June 30, 2010. This quarter includes the results from the acquisition of Switch & Data Facilities Company, Inc. from May 1, 2010, which is referred to as the Switch and Data acquisition.

Revenues were $296.1 million for the second quarter, a 19% increase over the previous quarter and a 39% increase over the same quarter last year. This result included $37.6 million in revenues from Switch and Data for the quarter. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $282.1 million for the second quarter, a 19% increase over the previous quarter and a 39% increase over the same quarter last year. Non-recurring revenues were $14.0 million in the quarter.

“Equinix saw strong Q2 financial results in all three of its operating regions and is on target to meet 2010 objectives,” said Steve Smith, CEO and President of Equinix. “The integration of Switch and Data is ahead of schedule, and our expansions are providing us much needed capacity in many of our key markets, which positions us well for further growth.”

Cost of revenues were $162.6 million for the second quarter, a 22% increase from the previous quarter and a 37% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $58.7 million, were $103.9 million for the second quarter, a 22% increase over the previous quarter and a 38% increase over the same quarter last year. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 65%, down from 66% for the previous quarter and unchanged from the same quarter last year.

Selling, general and administrative expenses were $83.1 million for the second quarter, a 33% increase over the previous quarter and a 54% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $23.1 million, were $60.0 million for the second quarter, a 30% increase over the previous quarter and a 56% increase over the same quarter last year.

Restructuring charges were $4.4 million for the second quarter, which were primarily related to the termination benefits attributed to certain Switch and Data employees. Acquisition costs were $5.8 million for the second quarter. Our acquisition costs for the second quarter were primarily related to professional fees from the Switch and Data acquisition. Integration costs were $1.2 million for the quarter and primarily related to consulting and IT related expenditures to integrate Switch and Data.

Net loss for the second quarter was $2.3 million. This represents a basic and diluted net loss per share of $0.05 based on a weighted average share count of 43.5 million for the second quarter of 2010.

Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs for the second quarter, was $132.2 million, an increase of 13% over the previous quarter and a 33% increase over the same quarter last year.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the second quarter, were $148.7 million, of which $121.8 million was attributed to expansion capital expenditures and $26.9 million was attributed to ongoing capital expenditures.

The Company generated cash from operating activities of $56.9 million for the second quarter as compared to $99.8 million in the previous quarter and $78.7 million the same quarter last year. Cash used in investing activities was $327.4 million in the second quarter as compared to $31.6 million in the previous quarter and $204.1 million for the same quarter last year. Cash used in financing activities was $252.2 million primarily related to the repayment of certain mortgage and loans payable.

As of June 30, 2010, the Company’s cash, cash equivalents and investments were $722.0 million, as compared to $1,185.1 million as of March 31, 2010, a net change of $463.1 million, including cash used to acquire Switch and Data and the repayment of certain mortgage and loans payable.

Company Metrics and Q2 Results Presentation

  A presentation to accompany Equinix’s Q2 Results conference call, as well as the Company’s Non-Financial Metrics tracking sheet, have been posted on the Investors section of Equinix’s web site at www.equinix.com/investors

Business Outlook

For the third quarter of 2010, the Company expects revenues to be in the range of $335.0 to $338.0 million. Cash gross margins are expected to range between 63% and 64%. Cash selling, general and administrative expenses are expected to approximate $75.0 million. Adjusted EBITDA is expected to be between $136.0 and $139.0 million. Capital expenditures are expected to be between $185.0 to $210.0 million, comprised of approximately $45.0 million of ongoing capital expenditures and $140.0 to $165.0 million of expansion capital expenditures.

For the full year of 2010, total revenues are expected to be in the range of $1,225.0 to $1,235.0 million. Total year cash gross margins are expected to be approximately 64%. Cash selling, general and administrative expenses are expected to approximate $250.0 million. Adjusted EBITDA for the year is expected to be between $535.0 and $540.0 million. Capital expenditures for 2010 are expected to be in the range of $530.0 to $580.0 million, comprised of approximately $110.0 million of ongoing capital expenditures and $420.0 to $470.0 million for expansion capital expenditures.

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, July 28, 2010, at 5:30 p.m. ET (2:30 p.m. PT). A presentation to accompany the call will be available on the Company’s website at www.equinix.com/investors for thirty days. To hear the conference call live, please dial 773-756-4788 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will also be available at www.equinix.com/investors.

A replay of the call will be available beginning on Wednesday, July 28, 2010 at 7:30 p.m. (ET) through August 26, 2010 by dialing 203-369-0872 and referencing the passcode (2010). In addition, the webcast will be available on the company's web site at www.equinix.com/investors. No password is required for the webcast.

About Equinix

Equinix, Inc. (Nasdaq:EQIX) provides global data center services that ensure the vitality of the information-driven world. Global enterprises, content and financial companies and more than 595 network service providers rely upon Equinix’s insight and expertise to protect and connect their most valued information assets. Equinix operates 89 International Business Exchange™ (IBX®) and partner data centers across 35 markets in North America, Europe and Asia-Pacific.

Important information about Equinix is routinely posted on the investor relations page of its website located at www.equinix.com/investors. We encourage you to check Equinix’s website regularly for the most up-to-date information.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009

Recurring revenues	$282,117	$237,236	$203,545	$519,353	$393,867
Non-recurring revenues	13,977	11,413	9,623	25,390	18,532
Revenues	296,094	248,649	213,168	544,743	412,399

Cost of revenues	162,582	133,050	118,534	295,632	230,339
Gross profit	133,512	115,599	94,634	249,111	182,060

Operating expenses:
Sales and marketing	28,913	19,468	16,369	48,381	30,772
General and administrative	54,166	43,155	37,456	97,321	72,606
Restructuring charges	4,357	-	(220)	4,357	(6,053)
Acquisition costs	5,849	4,994	-	10,843	-
Total operating expenses	93,285	67,617	53,605	160,902	97,325

Income from operations	40,227	47,982	41,029	88,209	84,735

Interest and other income (expense):
Interest income	491	506	680	997	1,596
Interest expense	(37,615)	(25,675)	(15,912)	(63,290)	(29,363)
Other-than-temporary impairment recovery (loss) on investments	-	3,420	-	3,420	(2,687)
Loss on debt extinguishment and interest rate swaps, net	(1,454)	(3,377)	-	(4,831)	-
Other income (expense)	(1,481)	20	2,610	(1,461)	1,191
Total interest and other, net	(40,059)	(25,106)	(12,622)	(65,165)	(29,263)

Income before income taxes	168	22,876	28,407	23,044	55,472

Income tax expense	(2,442)	(8,677)	(10,967)	(11,119)	(22,575)

Net income (loss)	$(2,274)	$14,199	$17,440	$11,925	$32,897

Net income (loss) per share:

Basic net income (loss) per share	$(0.05)	$0.36	$0.46	$0.29	$0.87

Diluted net income (loss) per share	$(0.05)	$0.35	$0.44	$0.28	$0.84

Shares used in computing basic net income (loss) per share	43,507	39,562	38,152	41,546	38,007

Shares used in computing diluted net income (loss) per share	43,507	40,785	39,318	42,721	39,008

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2010	2010	2009	2010	2009

Recurring revenues		$282,117	$237,236	$203,545	$519,353	$393,867
Non-recurring revenues		13,977	11,413	9,623	25,390	18,532
	Revenues (1)	296,094	248,649	213,168	544,743	412,399

Cash cost of revenues (2)		103,892	85,084	75,177	188,976	147,116
	Cash gross profit (3)	192,202	163,565	137,991	355,767	265,283

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	22,158	15,185	12,204	37,343	23,184
	Cash general and administrative expenses (6)	37,889	31,108	26,253	68,997	51,187
	Total cash operating expenses (7)	60,047	46,293	38,457	106,340	74,371

Adjusted EBITDA (8)		$132,155	$117,272	$99,534	$249,427	$190,912

Cash gross margins (9)		65%	66%	65%	65%	64%

Adjusted EBITDA margins (10)		45%	47%	47%	46%	46%

Adjusted EBITDA flow-through rate (11)		31%	92%	59%	43%	79%

(1)	The geographic split of our revenues on a services basis is presented below:

	North America Revenues:

	Colocation	$148,569	$118,932	$102,455	$267,501	$200,370
	Interconnection	35,072	23,764	21,956	58,836	43,472
	Managed infrastructure	746	539	522	1,285	1,091
	Rental	407	182	118	589	279
	Recurring revenues	184,794	143,417	125,051	328,211	245,212
	Non-recurring revenues	6,852	5,139	4,695	11,991	9,428
	Revenues	191,646	148,556	129,746	340,202	254,640

	Asia-Pacific Revenues:

	Colocation	28,853	26,985	20,880	55,838	40,335
	Interconnection	3,860	3,529	2,516	7,389	4,812
	Managed infrastructure	3,946	3,860	3,590	7,806	7,125
	Recurring revenues	36,659	34,374	26,986	71,033	52,272
	Non-recurring revenues	1,705	1,555	1,380	3,260	2,631
	Revenues	38,364	35,929	28,366	74,293	54,903

	Europe Revenues:

	Colocation	55,898	54,442	46,706	110,340	86,820
	Interconnection	2,010	1,939	1,662	3,949	3,047
	Managed infrastructure	2,603	2,901	3,019	5,504	6,292
	Rental	153	163	121	316	224
	Recurring revenues	60,664	59,445	51,508	120,109	96,383
	Non-recurring revenues	5,420	4,719	3,548	10,139	6,473
	Revenues	66,084	64,164	55,056	130,248	102,856

	Worldwide Revenues:

	Colocation	233,320	200,359	170,041	433,679	327,525
	Interconnection	40,942	29,232	26,134	70,174	51,331
	Managed infrastructure	7,295	7,300	7,131	14,595	14,508
	Rental	560	345	239	905	503
	Recurring revenues	282,117	237,236	203,545	519,353	393,867
	Non-recurring revenues	13,977	11,413	9,623	25,390	18,532
	Revenues	$296,094	$248,649	$213,168	$544,743	$412,399

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$162,582	$133,050	$118,534	$295,632	$230,339
	Depreciation, amortization and accretion expense	(56,946)	(46,372)	(41,899)	(103,318)	(80,671)
	Stock-based compensation expense	(1,744)	(1,594)	(1,458)	(3,338)	(2,552)
	Cash cost of revenues	$103,892	$85,084	$75,177	$188,976	$147,116

	The geographic split of our cash cost of revenues is presented below:

	North America cash cost of revenues	$61,220	$44,148	$40,054	$105,368	$78,655
	Asia-Pacific cash cost of revenues	13,612	12,400	10,451	26,012	20,262
	Europe cash cost of revenues	29,060	28,536	24,672	57,596	48,199
	Cash cost of revenues	$103,892	$85,084	$75,177	$188,976	$147,116

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$28,913	$19,468	$16,369	$48,381	$30,772
	Depreciation and amortization expense	(2,997)	(1,352)	(1,327)	(4,349)	(2,570)
	Stock-based compensation expense	(3,758)	(2,931)	(2,838)	(6,689)	(5,018)
	Cash sales and marketing expenses	$22,158	$15,185	$12,204	$37,343	$23,184

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$54,166	$43,155	$37,456	$97,321	$72,606
	Depreciation and amortization expense	(3,683)	(1,598)	(2,040)	(5,281)	(3,992)
	Stock-based compensation expense	(12,594)	(10,449)	(9,163)	(23,043)	(17,427)
	Cash general and administrative expenses	$37,889	$31,108	$26,253	$68,997	$51,187

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$22,158	$15,185	$12,204	$37,343	$23,184
	Cash general and administrative expenses	37,889	31,108	26,253	68,997	51,187
	Cash SG&A	$60,047	$46,293	$38,457	$106,340	$74,371

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	North America cash SG&A	$40,960	$30,626	$23,678	$71,586	$47,008
	Asia-Pacific cash SG&A	6,003	4,994	4,996	10,997	9,686
	Europe cash SG&A	13,084	10,673	9,783	23,757	17,677
	Cash SG&A	$60,047	$46,293	$38,457	$106,340	$74,371

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from operations	$40,227	$47,982	$41,029	$88,209	$84,735
	Depreciation, amortization and accretion expense	63,626	49,322	45,266	112,948	87,233
	Stock-based compensation expense	18,096	14,974	13,459	33,070	24,997
	Restructuring charges	4,357	-	(220)	4,357	(6,053)
	Acquisition costs	5,849	4,994	-	10,843	-
	Adjusted EBITDA	$132,155	$117,272	$99,534	$249,427	$190,912

	The geographic split of our adjusted EBITDA is presented below:

	North America income from operations	$22,529	$29,601	$28,748	$52,130	$62,689
	North America depreciation, amortization and accretion expense	43,081	28,174	27,274	71,255	53,313
	North America stock-based compensation expense	13,650	11,013	10,212	24,663	19,028
	North America restructuring charges	4,357	-	(220)	4,357	(6,053)
	North America acquisition costs	5,849	4,994	-	10,843	-
	North America adjusted EBITDA	89,466	73,782	66,014	163,248	128,977

	Asia-Pacific income from operations	10,026	10,060	4,394	20,086	8,733
	Asia-Pacific depreciation, amortization and accretion expense	6,808	6,664	6,758	13,472	13,085
	Asia-Pacific stock-based compensation expense	1,915	1,811	1,767	3,726	3,137
	Asia-Pacific adjusted EBITDA	18,749	18,535	12,919	37,284	24,955

	Europe income from operations	7,672	8,321	7,887	15,993	13,313
	Europe depreciation, amortization and accretion expense	13,737	14,484	11,234	28,221	20,835
	Europe stock-based compensation expense	2,531	2,150	1,480	4,681	2,832
	Europe adjusted EBITDA	23,940	24,955	20,601	48,895	36,980

	Adjusted EBITDA	$132,155	$117,272	$99,534	$249,427	$190,912

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	North America cash gross margins	68%	70%	69%	69%	69%

	Asia-Pacific cash gross margins	65%	65%	63%	65%	63%

	Europe cash gross margins	56%	56%	55%	56%	53%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	North America adjusted EBITDA margins	47%	50%	51%	48%	51%

	Asia-Pacific adjusted EBITDA margins	49%	52%	46%	50%	45%

	Europe adjusted EBITDA margins	36%	39%	37%	38%	36%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$132,155	$117,272	$99,534	$249,427	$190,912
	Less adjusted EBITDA - prior period	(117,272)	(111,660)	(91,378)	(217,696)	(161,073)
	Adjusted EBITDA growth	$14,883	$5,612	$8,156	$31,731	$29,839

	Revenues - current period	$296,094	$248,649	$213,168	$544,743	$412,399
	Less revenues - prior period	(248,649)	(242,552)	(199,231)	(470,110)	(374,418)
	Revenue growth	$47,445	$6,097	$13,937	$74,633	$37,981

	Adjusted EBITDA flow-through rate	31%	92%	59%	43%	79%

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	June 30,	December 31,
	2010	2009

Cash and cash equivalents	$511,342	$346,056
Short-term investments	206,111	248,508
Accounts receivable, net	106,255	64,767
Other current assets	64,527	68,556
Total current assets	888,235	727,887
Long-term investments	4,497	9,803
Property, plant and equipment, net	2,400,808	1,808,115
Goodwill	752,717	381,050
Intangible assets, net	169,913	51,015
Other assets	71,240	60,280
Total assets	$4,287,410	$3,038,150

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$138,725	$99,053
Accrued property and equipment	85,350	109,876
Current portion of capital lease and other financing obligations	7,995	6,452
Current portion of mortgage and loans payable	21,968	58,912
Other current liabilities	45,531	41,166
Total current liabilities	299,569	315,459
Capital lease and other financing obligations, less current portion	207,305	154,577
Mortgage and loans payable, less current portion	167,351	371,322
Senior notes	750,000	-
Convertible debt	904,769	893,706
Other liabilities	208,245	120,603
Total liabilities	2,537,239	1,855,667

Common stock	46	39
Additional paid-in capital	2,288,817	1,665,662
Accumulated other comprehensive loss	(164,637)	(97,238)
Accumulated deficit	(374,055)	(385,980)
Total stockholders' equity	1,750,171	1,182,483

Total liabilities and stockholders' equity	$4,287,410	$3,038,150

Ending headcount by geographic region is as follows:

North America headcount	1,162	718
Asia-pacific headcount	263	236
Europe headcount	429	347
Total headcount	1,854	1,301

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	June 30,	December 31,
	2010	2009

Capital lease and other financing obligations	$215,300	$161,029

European financing	-	130,058
Chicago IBX financing	-	109,991
Mortgage payable	90,361	91,756
Asia-Pacific financing	-	64,559
Singapore financing	-	24,559
Netherlands financing	-	9,311
New Asia-Pacific financing	98,958	-
Total mortgage and loans payable	189,319	430,234

Senior notes	750,000	-

Convertible debt, net of debt discount	904,769	893,706
Plus debt discount	114,967	126,030
Total convertible debt principal	1,019,736	1,019,736

Total debt outstanding	$2,174,355	$1,610,999

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$(2,274)	$14,199	$17,440	$11,925	$32,897
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	63,626	49,322	45,266	112,948	87,233
Stock-based compensation	18,096	14,974	13,459	33,070	24,997
Debt issuance costs and debt discount	6,689	5,554	3,277	12,243	5,714
Loss on debt extinguishment and interest rate swaps	1,454	3,377	-	4,831	-
Restructuring charges	4,357	-	(220)	4,357	(6,053)
Other reconciling items	834	434	921	1,268	3,695
Changes in operating assets and liabilities:
Accounts receivable	(25,671)	(6,086)	(5,838)	(31,757)	(1,026)
Deferred tax assets, net	(733)	5,002	8,068	4,269	16,939
Accounts payable and accrued expenses	3,174	15,886	6,683	19,060	12,965
Other assets and liabilities	(12,657)	(2,850)	(10,317)	(15,507)	(11,918)
Net cash provided by operating activities	56,895	99,812	78,739	156,707	165,443
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(64,987)	112,285	(136,157)	47,298	(112,537)
Purchase of Switch and Data, less cash acquired	(113,289)	-	-	(113,289)	-
Purchases of property and equipment	(148,694)	(143,400)	(70,766)	(292,094)	(179,607)
Other investing activities	(474)	(442)	2,863	(916)	10,199
Net cash used in investing activities	(327,444)	(31,557)	(204,060)	(359,001)	(281,945)
Cash flows from financing activities:
Proceeds from employee equity awards	11,270	10,883	4,892	22,153	8,954
Proceeds from convertible debt	-	-	373,750	-	373,750
Proceeds from mortgage and loans payable	98,958	-	-	98,958	744
Proceeds from senior notes	-	750,000	-	750,000	-
Repayment of capital lease and other financing obligations	(10,847)	(1,554)	(1,369)	(12,401)	(2,338)
Repayment of mortgage and loans payable	(343,688)	(114,340)	(16,312)	(458,028)	(23,522)
Capped call costs	-	-	(49,664)	-	(49,664)
Debt issuance costs	(7,926)	(15,193)	(9,956)	(23,119)	(9,956)
Other financing activities	-	-	-	-	(252)
Net cash provided by (used in) financing activities	(252,233)	629,796	301,341	377,563	297,716
Effect of foreign currency exchange rates on cash and cash equivalents	(5,178)	(4,805)	7,148	(9,983)	3,796
Net increase (decrease) in cash and cash equivalents	(527,960)	693,246	183,168	165,286	185,010
Cash and cash equivalents at beginning of period	1,039,302	346,056	222,049	346,056	220,207
Cash and cash equivalents at end of period	$511,342	$1,039,302	$405,217	$511,342	$405,217

Free cash flow (1)	$(205,562)	$(44,030)	$10,836	$(249,592)	$(3,965)

Adjusted free cash flow (2)	$(92,273)	$(44,030)	$10,836	$(136,303)	$(3,965)

(1)	We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$56,895	$99,812	$78,739	$156,707	$165,443
Net cash used in investing activities as presented above	(327,444)	(31,557)	(204,060)	(359,001)	(281,945)
Purchases, sales and maturities of investments, net	64,987	(112,285)	136,157	(47,298)	112,537
Free cash flow (negative free cash flow)	$(205,562)	$(44,030)	$10,836	$(249,592)	$(3,965)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions as presented below:

Free cash flow (as defined above)	$(205,562)	$(44,030)	$10,836	$(249,592)	$(3,965)
Less purchase of Switch and Data, less cash acquired	113,289	-	-	113,289	-
Adjusted free cash flow (negative adjusted free cash flow)	$(92,273)	$(44,030)	$10,836	$(136,303)	$(3,965)

CONTACT:
Equinix, Inc.
Joan Powell, 650-513-7098 (Media)
joanpowell@equinix.com
Jason Starr, 650-513-7402 (Investor Relations)
jstarr@equinix.com
or
LEWIS PR
Scott Blevins, 415-992–4400 (Media)
equinixlewisus@lewispr.com